Exhibit (17)(a)

Your Proxy Vote is important!

And now you can Proxy Vote by PHONE or the INTERNET

It saves money! Telephone and Internet voting saves postage costs.

Savings which can help minimize expenses.

It saves time! Telephone and Internet voting is instantaneous—24 hours a day.

It’s easy! Just follow these simple steps:

1. Read your proxy statement and have it at hand.

2. Call toll free 866-586-0633, or go to the website: www.proxyweb.com.

3. Follow the recorded or on-screen directions.

4. Do not mail your Proxy Card when you vote by phone or the Internet.

Please detach at perforation before mailing

PROXY	HERITAGE INCOME TRUST	PROXY
HERITAGE HIGH YIELD BOND FUND SPECIAL MEETING OF SHAREHOLDERS
OCTOBER 3, 2008 AT 10:00 A.M.

PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned holder of shares of Heritage High Yield Bond Fund (the “Target Fund”), a series of Heritage Income Trust, hereby appoints [                    ] and [                    ] attorneys and proxies for the undersigned, each with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Target Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders (the “Special Meeting”) of the Target Fund to be held on October 3, 2008, at the offices of Heritage Asset Management, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, at 10:00 a.m., Eastern time, and any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement/Prospectus dated [                    ], 2008 and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or if only one shall be present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

VOTE VIA THE TELEPHONE: 866-586-0633 VOTE VIA THE INTERNET: www.proxyweb.com

Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

Signature(s)

Title(s), if applicable
, 2008
Date

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY

Please detach at perforation before mailing.

This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL.

1.	To approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets and the assumption of the stated liabilities of Heritage High Yield Bond Fund (the “Target Fund”), in exchange for shares of Legg Mason Partners High Income Fund to be distributed to the shareholders of the Target Fund, and (ii) the subsequent termination of the Target Fund.

FOR                             AGAINST                              ABSTAIN

2.	To transact any other business which may properly come before the Special Meeting or any adjournments or postponements thereof.